As filed with the Securities and Exchange Commission on April 1, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Flowco Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	99-4382473 (I.R.S. Employer Identification No.)
1300 Post Oak Blvd., Suite 450 Houston, Texas 77056 Telephone: 713-997-4877
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph R. Edwards

President and Chief Executive Officer

1300 Post Oak Blvd., Suite 450

Houston, Texas 77056

Telephone: 713-997-4877

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David C. Buck John W. Stribling Sidley Austin LLP 1000 Louisiana Street, Suite 5900 Houston, Texas 77002 Telephone: (713) 495-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

In this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rude 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 1, 2026.

PROSPECTUS

FLOWCO HOLDINGS INC.

Up to 1,454,849 Shares of Class A Common Stock Offered by the Selling Stockholder

This prospectus relates to the offer and resale from time to time in one or more offerings by Riverway Group, a Cayman Islands exempted company with limited liability (the “selling stockholder”) of an aggregate of up to 1,454,849 shares of Class A common stock. Flowco Holdings Inc. (“Flowco,” “we,” “us,” or the “Company”) will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholder.

This prospectus describes some of the general terms and conditions that may apply to the securities offered by this prospectus. Each time the selling stockholder offers and sells securities, the selling stockholder will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholder, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

The selling stockholder may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The timing and amount of any sale by the selling stockholder is within the sole discretion of the selling stockholder. There can be no assurances that the selling stockholder will sell any or all of the securities offered under this prospectus. For further information regarding the possible methods by which the shares may be distributed, see the section titled “Plan of Distribution” beginning on page 15 of this prospectus.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) and the NYSE Texas, Inc. (“NYSE Texas”) under the trading symbol “FLOC”. On March 31, 2026, the last reported sale price of our Class A common stock was $20.59 per share.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and as such, have elected to comply with reduced disclosure and public reporting requirements for this prospectus and the documents incorporated by reference herein and in future filings.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus and in any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement to read about factors you should consider before buying our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is , 2026.

Neither we nor the selling stockholder has authorized anyone to give you any information other than in this prospectus and the information incorporated by reference herein. We and the selling stockholder can provide no assurances as to the reliability of any other information that others may give you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus that we file with the Commission. This prospectus is an offer to sell only the shares offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus is current only as of its date regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the selling stockholder has not, done anything that would permit this offering or the possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A common stock and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may offer and sell from time to time, in one or more offerings, up to 1,454,849 shares of Class A common stock as described in this prospectus.

This prospectus provides you with a general description of the securities the selling stockholder may offer from time to time. Each time the selling stockholder sells securities, the selling stockholder may, if required, provide an accompanying prospectus supplement that will contain specific information about the terms of that offering, including, but not limited to, the specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The accompanying prospectus supplement or free writing prospectus may also add, update, change or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the accompanying prospectus supplement or free writing prospectus, as applicable. You should carefully read both this prospectus and any accompanying prospectus supplement (and any free writing prospectus), together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Flowco Holdings Inc. and its consolidated subsidiaries.

TRADEMARKS

This prospectus includes our trademarks and trade names which are protected under applicable intellectual property laws and are our property. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of the securities covered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We also make available, free of charge, on or through our website (www.flowco-inc.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the

SEC. The content of our website is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

You may request a copy of any of our filings or any of the documents incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference into those documents) at not cost by writing or calling: Flowco Holdings Inc., 1300 Post Oak Blvd., Suite 450, Houston Texas 77056, Attention: Investor Relations, Telephone: (888) 759-0109.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC, provided, however, that except as specifically provided below, we are not incorporating any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:

•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;
•
our Current Reports on Form 8-K filed with the SEC on February 2, 2026, February 5, 2026, March 3, 2026 and March 24, 2026; and
•
the description of our Class A common stock contained in the registration statement filed with the SEC on Form 8-A on January 13, 2025, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus.

You may obtain copies of any of these documents, free of charge, by contacting us at the address or telephone number provided under “Where You Can Find More Information.”

OUR COMPANY

We are a leading provider of production optimization, artificial lift and methane abatement solutions for the oil and natural gas industry. Our ability to execute our strategy is also subject to certain risks. Our products and services include a full range of equipment and technology solutions that enable our customers to efficiently and cost-effectively maximize the profitability and economic lifespan of the production phase of their operations. Our principal products and services are organized into two business segments: (i) Production Solutions; and (ii) Natural Gas Technologies. Our core technologies include high pressure gas lift, conventional gas lift, plunger lift and vapor recovery unit solutions, all of which are overlaid by our proprietary digital technologies and solutions that enable real-time remote monitoring and control to maximize efficiencies for our products and services.

Shares of our Class A common stock trade on the NYSE and the NYSE Texas under the ticker symbol “FLOC”.

Our principal executive offices are located at 1300 Post Oak Blvd., Suite 450, Houston, Texas, 77056. Our telephone number is (713) 994-4877. Our website address is www.flowco-inc.com. The information on our website is deemed not to be incorporated by reference in this prospectus.

RISK FACTORS

Investing in our securities offered pursuant to this prospectus involves substantial risk. Before deciding to invest in our securities, you should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K, and any subsequent quarterly reports on Form 10-Q or current reports, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act, together with all of the other information contained in this prospectus, in any prospectus supplement and the information incorporated by reference herein and therein. If any of these risks occurs, our business, financial condition, liquidity, results of operations or capital position could be materially affected, which could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are neither historical facts nor assurances of future performance and may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “strategy” and other words and terms of similar meaning. Although we believe that our expectations regarding future events are based on reasonable assumptions, we can give no assurance that such expectations or assumptions will be achieved.

Some factors that could cause our actual results to differ materially from those indicated in these forward-looking statements include, but are not limited to, the following:

•
trends in crude oil and natural gas prices may affect production-related activities and production-related operating expenditures by our customers, and therefore the demand for, and profitability of, our products and services;
•
decreased expenditures by our customers can adversely impact our customers’ demand for our products and services and our revenue;
•
our operations could be adversely affected by global market and economic conditions in ways we may not be able to predict or control;
•
we could lose customers or generate lower revenue, operating profits, and cash flows if there are significant increases in the cost of raw materials or if we are unable to obtain raw materials;
•
continuing inflation and cost increases may impact our sales margins and profitability;
•
we might be unable to successfully compete with other companies in our industry;
•
if we are unable to develop new products and technologies, our competitive position may be impaired, which could materially and adversely affect our sales and market share;
•
our products are used in operations that are subject to potential hazards inherent in the oil and natural gas industry and, as a result, we are exposed to potential liabilities that may affect our financial condition and reputation;
•
consolidation in our industry may impact our results of operations;
•
the credit risks of our customer base could result in losses;
•
the loss of one or more significant customers could have an adverse impact on our financial results;
•
changes in our customer and product mix could cause our profit margin to fluctuate;
•
we are subject to information technology, cybersecurity and privacy risks;
•
we have identified material weaknesses in our internal control over financial reporting, and if we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and share price;

•
we are subject to risks relating to existing international operations and expansion into new geographical markets;
•
adverse health events, such as a pandemic, could adversely affect our business, liquidity, and financial results;
•
failure to attract, retain and develop qualified personnel could have an adverse effect on our results of operations, financial condition and cash flows;
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the inability to protect or obtain patent and other intellectual property rights could adversely affect our revenue, operating profits and cash flows;
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natural disasters and unusual weather conditions could have an adverse impact on our business;
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our growth and results of operations may be adversely affected if we are unable to complete third party acquisitions on acceptable terms and integrate such acquisitions;
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investor sentiment towards climate change, fossil fuels, and other Environmental, Social and Governance matters could adversely affect our access to and cost of capital and stock price;
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our credit agreement imposes restrictions that limit our operating flexibility and such facility may not be available if financial covenants are violated or if an event of default occurs;
•
our exposure to exchange rate fluctuations on cross-border transactions and the translation of local currency results into U.S. dollars could negatively impact our results of operations;
•
our indebtedness could adversely affect our financial condition and operating flexibility;
•
disruptions in the capital and credit markets, sustained low commodity prices, our debt level, and other factors may restrict our ability to raise capital on favorable terms, or at all;
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war, terrorism, or civil unrest could harm our business;
•
federal, state and local legislative and regulatory initiatives relating to oil and natural gas development and the potential for related litigation could result in increased costs and additional operating restrictions or delays for our customers, which could reduce demand for our products;
•
we and our customers are subject to extensive environmental and health and safety laws and regulations that may increase our costs, limit the demand for our products and services or restrict our operations;
•
our reputation, ability to do business, and results of operations may be impaired by violations of U.S. and international laws and regulations regarding anti-bribery, trade control, trade sanctions, anti-corruption, and similar laws;
•
tariffs and other trade measures could adversely affect our results of operations, financial position and cash flows; and
•
changes in domestic and foreign governmental laws, regulations and policies, risks associated with emerging markets, changes in statutory tax rates and laws, and unanticipated outcomes with respect to tax audits could adversely affect our business, profitability and reputation.

For more information regarding these and other risks and uncertainties we face, see “Part 1. Item 1A. Risk Factors,” of our Annual Report on Form 10-K and any subsequent filings. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

The selling stockholder may offer and sell up to an aggregate of 1,454,849 shares of Class A common stock under this prospectus. Accordingly, we will not receive any proceeds from the sales of Class A common stock sold by the selling stockholder. We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of Class A common stock pursuant to the registration statement of which this prospectus forms a part. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of Class A common stock by the selling stockholder. See the section entitled “Selling Stockholder.”

SELLING STOCKHOLDER

This prospectus also relates to the offer and sale from time to time of up to 1,454,849 shares of Class A common stock, including shares of Class A common stock issuable upon redemption of LLC Units, by the selling stockholder.

The table below and accompanying footnotes lists the selling stockholder and information regarding the ownership of the shares of Class A common stock held by the selling stockholder supplied to us by the selling stockholder and such information is as of March 31, 2026 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the selling stockholder, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholder has sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by it.

Because the selling stockholder identified in the table may dispose of some or all of the shares of common stock owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of the shares of common stock available for resale hereby that will be held by the selling stockholder upon termination of this offering. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholder provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholder will sell all of the shares of common stock beneficially owned by it that are covered by this prospectus. The selling stockholder is not obligated to sell any of the shares of common stock offered by this prospectus. The percent of beneficial ownership for the selling stockholder is based on 40,673,124 shares of Class A common stock and 49,664,480 shares of Class B common stock outstanding as of March 23, 2026.

Except as set forth below, the selling stockholder is an investor who has had no position, office, or other material relationship (other than as a purchaser of securities) with us or any of our affiliates within the past three years. Our knowledge is based on information provided by selling stockholder questionnaires in connection with the filing of this prospectus.

Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Class A Common Stock Beneficially Owned Prior to the Offering		Class A Common Stock Offered Hereby	Class A Common Stock Beneficially Owned After Completion of the Offering
Selling Stockholder	Number	Percentage	Number	Number	Percentage
Riverway Group	1,454,849	3.6%	1,454,849	—	—

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary, and it does not contain all the information that may be important to you. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the General Corporation Law of the State of Delaware (“DGCL”), as it may be amended from time to time, and to the terms of our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our amended and restated bylaws (the “Bylaws”), as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

We are authorized to issue 300,000,000 shares of Class A common stock, 150,000,000 shares of Class B common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock. As of March 23, 2026, there were 40,673,124 shares of Class A common stock issued and outstanding and 49,664,480 shares of Class B common stock issued and outstanding.

Common Stock

Class A Common Stock

Holders of shares of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and on which the holders of the Class A common stock are entitled to vote.

Holders of shares of Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of shares of Class A common stock do not have preemptive, subscription, redemption or conversion rights. There is no redemption or sinking fund provisions applicable to the Class A common stock.

Holders of shares of Class A common stock will vote together with holders of our Class B common stock, as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to the Certificate of Incorporation or as otherwise required by applicable law or the Certificate of Incorporation. Any amendment to the Certificate of Incorporation that gives holders of the Class B common stock (i) any rights to receive dividends (subject to certain exceptions) or any other kind of distribution, (ii) any right to convert into or be exchanged for shares of Class A common stock, or (iii) any other economic rights (except for payments in cash in lieu of receipt of fractional stock) shall, in addition to the vote of the holders of shares of any class or series of our capital stock required by law, also require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Class A common stock voting separately as a class.

Forum Selection

The Certificate of Incorporation provides (i) (a) any derivative action or proceeding brought on behalf of the Company under Delaware law, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine of the law of the

State of Delaware shall, or (e) any other action asserting an “internal corporate claim,” as defined in the DGCL, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; provided, however, that the foregoing choice of forum provision shall not apply to claims seeking to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the U.S. federal courts have exclusive jurisdiction. The Certificate of Incorporation will also provide that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing. By agreeing to this provision, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant.

Anti-Takeover Provisions

The Certificate of Incorporation and Bylaws, contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the rules and regulations of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans and funding of redemptions of LLC Interests. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

The Certificate of Incorporation provides that our board of directors will be divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. Pursuant to the terms of the Stockholders Agreement, directors designated by GEC and White Deer may only be removed with or without cause by the request of the party entitled to designate such director. In all other cases and at any other time, directors may only be removed from our board of directors for cause by the affirmative vote of a majority of the shares entitled to vote. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Special Meetings of Stockholders; Action by Written Consent of Stockholders

The Bylaws provide that only the chairperson of our board of directors or a majority of our board of directors may call special meetings of our stockholders. The Certificate of Incorporation provides that, at any time when GEC and its Affiliates beneficially own, in the aggregate, at least 35% of the voting power of our outstanding capital stock, our stockholders may take action by consent without a meeting, and at any time when GEC and its Affiliates beneficially own, in the aggregate, less than 35% of the voting power of our outstanding capital stock, our stockholders may not take action by consent without a meeting, but may only take action at a meeting of stockholders. These provisions may delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of the Certificate of Incorporation, including provisions relating to amending the Bylaws, the size of our board, removal of directors, director and officer liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive forum. The Certificate of Incorporation provides that the board of directors may adopt, amend, alter, or repeal the Bylaws. In addition, the Certificate of Incorporation provides that the stockholders may not adopt, amend, alter or repeal the Bylaws unless such action is approved, in addition to any other vote required by the Certificate of Incorporation, (a) prior to the time when GEC and its Affiliates cease to beneficially own, in the aggregate, 35% of the voting power of the then outstanding shares of our capital stock, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, or (b) from and after the time when GEC and its Affiliates cease to beneficially own, in the aggregate, 35% of the voting power of the then outstanding shares of our capital stock, by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class. The Bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of a majority of the votes which all our stockholders would be eligible to cast in an election of directors.

Section 203 of the DGCL

The Certificate of Incorporation contains a provision opting out of Section 203 of the DGCL. However, the Certificate of Incorporation contains provisions that are similar to Section 203. Specifically, the Certificate of Incorporation

provides that, subject to certain exceptions, we will not be able to engage in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person, but will exclude GEC, White Deer and their affiliates.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation and the Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Corporate Opportunity Doctrine

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation will, to the maximum extent permitted from time to time by Delaware law, renounce any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to GEC, White Deer or any of our directors who are employees of or affiliated with GEC, White Deer or any director or stockholder who is not employed by us or our subsidiaries. The Certificate of Incorporation provides that, to the fullest extent permitted by law, GEC, White Deer or any of our directors who are employees of or affiliated with GEC, White Deer or any director or stockholder who is not employed by us or our affiliates will not have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, if GEC, White Deer or any of our directors who are employees of or affiliated with GEC, White Deer or any director or stockholder who is not employed by us or our subsidiaries acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity, unless such opportunity was expressly offered to them solely in their capacity as a director, executive officer or employee of us or our affiliates. To the fullest extent permitted by Delaware law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the corporation or its subsidiaries unless (i) we or our subsidiaries would be permitted to undertake such transaction or opportunity in accordance with the Certificate of Incorporation, (ii) we or our subsidiaries, at such time have sufficient financial resources to undertake such transaction or opportunity, (iii) we have an interest or expectancy in such transaction or opportunity and (iv) such transaction or opportunity would be in the same or similar line of our or our subsidiaries’ business in which we or our subsidiaries are engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business. The Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to an employee director or employee in his or her capacity as a director or employee of the Company.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Trading Symbol and Market

Our Class A common stock is listed on the NYSE and the NYSE Texas under the symbol “FLOC.”

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of the securities offered by this prospectus either directly, or through underwriters, dealers or agents or on any exchange on which the securities offered hereby may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The securities offered by this prospectus may be distributed from time to time in one or more transactions:

•
at a fixed price or prices, which may be changed;
•
at market prices prevailing at the time of sale;
•
at prices related to such prevailing market prices; or
•
at negotiated prices.

Each time the selling stockholder sells securities covered by this prospectus, the selling stockholder will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholder, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

Sale Through Underwriters or Dealers

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities the selling stockholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any shares of Class A common stock will be listed on the NYSE and the NYSE Texas, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The selling stockholder may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Direct Sales

The selling stockholder may sell the securities directly. In that event, no underwriters or agents would be involved. The selling stockholder may use electronic media, including the Internet, to sell the securities offered by this prospectus directly.

Delayed Delivery or Forward Contracts

The selling stockholder may authorize agents, underwriters or dealers to solicit offers to purchase securities from the selling stockholder at the public offering price set forth in any applicable prospectus supplement under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in any applicable prospectus supplement.

At-the-Market Offerings

The selling stockholder or their respective underwriters, broker-dealers, or agents may make sales of shares of Class A common stock that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such shares of Class A common stock made directly on or through the NYSE or the NYSE Texas, the existing trading markets for the shares of Class A common stock, or in the over-the-counter market or otherwise.

Derivative Transactions

The selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by the selling stockholder or borrowed from the selling stockholder, or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in any applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. Further, in connection with the sale of our Class A common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common stock in the course of hedging the positions they assume. In addition, the selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Sales by the Selling Stockholder

We are registering 1,454,849 shares of Class A common stock described in this prospectus to permit the resale of these securities by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the securities.

The selling stockholder may act independently of us in making decisions with respect to the timing, manner and size of each of their respective sales. The selling stockholder may make sales of shares of Class A common stock from time to time through one or more methods specified in this “Plan of Distribution” or through a combination of any of such methods or any other method permitted pursuant to applicable law. These sales may be effected in one or more transactions, including:

•
in the over-the-counter market or on the NYSE, the NYSE Texas or any national securities exchange or quotation service on which the shares of Class A common stock may be listed or quoted at the time of the sale;
•
in transactions other than on such exchanges or services or in the over-the-counter market;
•
in privately negotiated transactions;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
in underwritten transactions;
•
through distributions to the general and limited partners, members, stockholders or other security holders of the selling stockholder;
•
through the writing of options (including the issuance by the selling stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;
•
through the settlement of short sales;
•
through any combination of the foregoing; and
•
through any other method permitted by law.
•
The selling stockholder may offer and sell some or all of its respective shares of Class A common stock included in this prospectus by or through a broker-dealer in one or more, or a combination, of the following methods, without limitation:
•
purchases by the broker-dealer as principal and resale by the broker-dealer for its account;
•
a block trade in which the broker-dealer may attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•
in a public auction;
•
transactions in which a broker-dealer may agree with the selling stockholder to sell a specified number of such shares of Class A common stock at a stipulated price per share;
•
transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent; an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares of Class A common stock are then listed or to or through a market maker other than on that stock exchange; and
•
any other method permitted pursuant to applicable law.

The selling stockholder is an entity and may elect to make a pro rata in-kind distribution of shares of Class A common stock to its members, limited or general partners, shareholders or other security holders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, limited or general partners, shareholders or other security holders are not affiliates of ours, such members, limited or general partners, shareholders or other security holders would thereby receive freely tradeable shares of Class A common stock pursuant to the distribution through the registration statement.

The selling stockholder may also sell shares of common stock under Rule 144 under the Securities Act, if available, or otherwise as permitted pursuant to applicable law, rather than under this prospectus. The selling stockholder may also transfer and donate the Class A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Registration Rights and Lock-Up Agreement, dated as of March 2, 2026, by and between us and the selling stockholder (the “Registration Rights Agreement”) requires us to indemnify and hold harmless in certain circumstances the selling stockholder, its officers, directors and each Person who controls such selling stockholder (within the meaning of the Securities Act) and any agent thereof, against certain liabilities to which they may become subject in connection with the sale of such securities, including liabilities arising under the Securities Act. The Registration Rights Agreement also requires the selling stockholder to indemnify and hold harmless us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such securities.

We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of Class A common stock pursuant to the registration statement of which this prospectus forms a part. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of Class A common stock by the selling stockholder. We will not receive any of the proceeds from sales of our Class A common stock by selling stockholder included in this offering. There can be no assurances that the selling stockholder will sell any or all of the securities offered under this prospectus.

The selling stockholder and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

The Registration Rights Agreement requires, that under certain circumstances, we initiate underwritten offerings for the shares of Class A common stock offered hereby. Additionally, pursuant to the Registration Rights Agreement, the selling stockholder has agreed not to transfer any of our capital stock for a period of 180 days following March 2, 2026, subject to certain exceptions.

General Information

In connection with the sale of the securities offered by this prospectus, underwriters, dealers or agents may be deemed to have received compensation from the selling stockholder in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in any applicable prospectus supplement any required information regarding any underwriting discounts or other compensation that the selling stockholder pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

The selling stockholder may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for the selling stockholder in the ordinary course of its businesses.

In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the securities offered by this prospectus. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than the selling stockholder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time.

A prospectus and any applicable accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in any applicable accompanying prospectus supplement, if required.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Sidley Austin LLP, Houston, Texas. Additional legal matters in connection with offerings made by this prospectus for the selling stockholder or any underwriters, dealers, or agents will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Flowco Holdings Inc.

Up to 1,454,849 Shares of Class A Common Stock

Offered by the Selling Stockholder

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder (excluding the underwriters’ discount and commission). All amounts shown are estimates except for the SEC registration fee.

Amount to be Paid
SEC registration fee	$4,205
Accounting fees and expenses	*
Legal fees and expenses	*
Printing expenses	*
Miscellaneous	*
Total	$4,205

* These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Flowco Holdings Inc.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director or officer of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation and amended and restated bylaws provide indemnification for our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. We

will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation and amended and restated bylaws will provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provides for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date
1.1**	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Flowco Holdings Inc.	S-8	4.1	01-17-2025
3.2	Amended and Restated Bylaws of Flowco Holdings Inc.	S-8	4.2	01-17-2025
4.1	Specimen Stock Certificate evidencing the shares of Class A common stock	S-1	4.1	01-13-2025
5.1*	Opinion of Sidley Austin LLP
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (incorporated by reference to the signature page hereto)
107*	Filing Fee Table

* Filed herewith

** To be filed by amendment or incorporated by reference in connection with the offering of securities.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.
iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose for determining liability under the Securities Act of 1933 of any purchaser:
i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
ii.
Each prospectus required to be filed pursuant to Rule 415(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 1, 2026.

Flowco Holdings Inc.

By: /s/ Joseph R. Edwards
Joseph R. Edwards
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below appoints Joseph R. Edwards and Jonathan W. Byers, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 1, 2026.

Name	Title

/s/ Joseph R. Edwards	Chief Executive Officer and President (Principal

Joseph R. Edwards	Executive Officer); Director

/s/ Jonathan W. Byers	Chief Financial Officer (Principal Financial Officer)
Jonathan W. Byers

/s/ Robert Y. Brown IV	Controller (Principal Accounting Officer)
Robert Y. Brown IV

/s/ Alexander Chmelev	Director
Alexander Chmelev

/s/ Jonathan B. Fairbanks	Director
Jonathan B. Fairbanks

/s/ Ben A. Guill	Director
Ben A. Guill

/s/ Paul W. Hobby	Director
Paul W. Hobby

/s/ Cynthia L. Walker	Director
Cynthia L. Walker

/s/ William H. White	Director
William H. White